UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 19, 2020

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant's telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 20, 2020, the Company issued a press release regarding the Company’s financial results for its fiscal quarter ended August 1, 2020. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 19, 2020, the Compensation Committee of the Board of Directors of Ross Stores, Inc. (the “Committee”) approved modifications to the Company’s management incentive plan and performance share award program for fiscal 2020 (“2020 Incentive Programs”), and adopted key business priorities that will be considered by the Committee as alternative performance criteria in determining the bonus and performance share payout levels at the end of the fiscal year, which will be subject to reduced maximum payout limits. The modifications were made due to the ongoing uncertainties relating to the COVID-19 pandemic, the inability to effectively establish new quantitative or formulaic goals for the year, and to appropriately recognize the necessary shifts in management priorities. The Company views these changes as temporary, yet necessary to adequately reward performance and retain talent. The added performance criteria for the 2020 Incentive Programs focus on key business priorities for fiscal 2020 related to the Company’s overall management of challenges from the pandemic, including: the safety and health of associates and customers; liquidity and expense management; effective ongoing business operations; and positioning of the Company for long-term success when more normal business conditions resume. For executive officers of the Company, the total target values of fiscal 2020 Incentive Program compensation opportunities have not changed as result of the modifications. The payout levels for the 2020 Incentive Programs will be determined by the Committee based on its assessment of the Company’s achievement of the key business priorities and overall management of the COVID-19 response.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	August 20, 2020 Press Release by Ross Stores, Inc.
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2020

ROSS STORES, INC
Registrant

By: /s/Travis R. Marquette
Travis R. Marquette
Group Senior Vice President and Chief Financial
Officer, and Principal Accounting Officer

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